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                                                                      EXHIBIT 11


Registrant's Basic and Diluted Earnings Per Share (in millions except per share amounts)


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                                                                                FOR THE YEARS ENDED
                                                                           ---------------------------
                                                                           Oct. 31,  Oct. 31, Oct. 31,
                                                                             1998     1997     1996
                                                                            ------   ------   ------
Basic earnings per share

Net earnings                                                                $2,945   $3,119   $2,586

Number of shares on which basic earnings per earnings per share is based:

Weighted average common shares outstanding during
    the period                                                               1,034    1,026    1,019
                                                                            ------   ------   ------

Basic earnings per share                                                    $ 2.85   $ 3.04   $ 2.54
                                                                            ------   ------   ------
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Diluted earnings per share

Net earnings                                                                $2,945   $3,119   $2,586

Adjustment for interest expense, net of tax                                     26     --       --
                                                                            ------   ------   ------

   Net earnings, adjusted                                                   $2,971   $3,119   $2,586

Number of shares on which diluted earnings per share is based:

Weighted average common shares outstanding
   during the period                                                         1,034    1,026    1,019

Weighted average dilutive potential common shares:
     Stock options                                                              28       31       33
     Convertible zero-coupon notes due 2017                                     10     --       --
                                                                            ------   ------   ------

Number of shares and equivalents  on which diluted
    earnings per share is based                                              1,072    1,057    1,052


Diluted earnings per share                                                  $ 2.77   $ 2.95   $ 2.46
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